EXHIBIT 99.3

UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

Concierge Technologies, Inc. (the Company or “CTI”) acquired Gourmet Foods Limited (“GFL”) for total cash consideration of approximately $1,753,428 on August 11, 2015, with an effective date of August 1, 2015. The Company financed the acquisition by issuing new common shares & preferred stock shares during the year ended June 30, 2015.

The Company acquired Brigadier Security Systems (2000) LTD. (“Brigadier”) for total cash consideration of approximately $1,550,633 on June 1, 2016. This transaction was funded by a series of convertible promissory notes during the period January 1, 2016, through May 25, 2016.

The following unaudited condensed combined pro forma financial statements for the fiscal year ended June 30, 2015, are based upon the previously filed pro forma financial statements with regards to the acquisition of GFL as of and for the year ended June 30, 2015 (incorporated herewith by reference to the Form 8-K/A filed by the Company on November 10, 2015) and the historical financial statements of Brigadier as of and for the year ended July 31, 2015. The unaudited pro forma condensed combined balance sheet as of June 30, 2015, give effect to these transactions as though they had occurred on June 30, 2015. The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2015 give effect to these transactions as if they had occurred on July 1, 2014.

The following unaudited condensed combined pro forma financial statements for the nine months period ended March 31, 2016, are based upon the historical financial statements of CTI as of and for the nine months period ended March 31, 2016, and the historical financial statements of Brigadier as of and for the nine months period ended April 30, 2016. The unaudited pro forma condensed combined balance sheet as of March 31, 2016, give effect to these transactions as though they had occurred on March 31, 2016. The unaudited pro forma condensed combined statement of operations for the nine months period ended March 31, 2016, give effect to these transactions as if they had occurred on July 1, 2015.

The historical information contained in the unaudited pro forma condensed combined financial statements has been adjusted where events are directly attributable to the acquisition, or are likely to have a continuing effect on the consolidated financial statements of CTI. The unaudited pro forma condensed combined financial statements should only be read in conjunction with the notes to the unaudited pro forma condensed combined financial statements appearing below and with reference to historical financial statements on file for CTI.

The unaudited pro forma condensed consolidated financial statements are based on estimates and assumptions and are presented for illustrative purposes only and are not necessarily indicative of what the consolidated company’s results of operations actually would have been had the acquisition been completed as of the dates indicated. Additionally, the unaudited pro forma condensed consolidated financial information are not necessarily indicative of the condensed consolidated financial position or results of operations in future periods or the results that actually would have been realized if the acquisition had been completed as of the dates indicated. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.

The combined pro forma financial information does not reflect the realization of any expected cost savings or other synergies from the acquisition of GFL or Brigadier as a result of restructuring activities and other planned cost savings initiatives following the completion of the business combination.

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of June 30, 2015

	Concierge Pro Forma Financial Statements (adjusted for the acquisition of Gourmet Foods Ltd.)	Brigadier Security Systems	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$455,612	641,002	(710,174)	a,b,c,d	$386,439
Accounts receivable	$306,451	373,099			$679,550
Inventory, net	$395,000	244,038			$639,038
Other current assets	$53,985	5,020			$59,004
Total current assets	1,211,047	1,263,158	(710,174)		1,764,031

Deposit	$-				$-
Property and equipment, net	$1,276,940	42,789			$1,319,728
Pro forma Goodwill	$202,499	45,928	960,667	e	$1,209,095
Total assets	$2,690,486	$1,351,875	$250,493		$4,292,854

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$625,729	339,616	52,000	f	$1,017,345
Debentures payable - related parties	$-		1,300,000	g	$1,300,000
Notes payable - related parties	$8,500				$8,500
Notes payable	$8,500				$8,500
Shareholder advance	$(0)	8,587			$8,587
Total liabilities	$642,729	$348,203	$1,352,000		$2,342,932

COMMITMENT & CONTINGENCY

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock	-	93	(93)	h	$-
Series B	37,543				$37,543
Common stock	679,537				$679,537
Additional paid-in capital	7,680,248				$7,680,248
Accumulated earnings (deficit)	(6,349,570)	1,003,579	(1,101,415)	e,f	$(6,447,406)
Total Stockholders' equity (deficit)	2,047,758	1,003,672	(1,101,508)		1,949,922
Total liabilities and Stockholders' equity (deficit)	$2,690,487	$1,351,875	$250,492		$4,292,854

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the Year Ended June 30, 2015

	Concierge Pro Forma Financial Statements (adjusted for the acquisition of Gourmet Foods Ltd.)	Brigadier Security Systems	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenue	$4,983,135	$3,577,671			$8,560,806

Cost of revenue	3,626,303	1,106,816			4,733,119

Gross profit	1,356,832	2,470,855	-		3,827,687

Operating expense
General & administrative expense	1,528,315	2,239,631	97,928	e,f	3,865,874
Operating Income (Loss)	(171,483)	231,224	(97,928)		(38,187)

Other income (expense)
Other income (expense)	12,170	(13,391)			(1,222)
Interest income (expense)	(60,645)	701			(59,945)
Total other income (expense)	(48,476)	(12,691)	-		(61,166)

Net Income (Loss) before income taxes	(219,958)	218,533	(97,928)		(99,353)

Provision of income taxes	(8,037)	29,054			21,017

Net Income (Loss)	$(211,922)	$189,480	$(97,928)		$(120,370)

Weighted average shares of common stock *
Basic & Diluted	472,293,364				472,293,364
Diluted	849,749,735				849,749,735

Net loss per common share - continuing operations
Basic & Diluted	$(0.00)				$(0.00)

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
As of March 31, 2016

	Concierge Technologies	Bridgadier Security Systems	Pro Forma Adjustments	Notes	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash & cash equivalents	$878,981	$299,375	$(834,127)	a,b,c,d	$344,229
Accounts receivable, net	177,266	509,500			686,767
Inventory, net	295,329	162,882			458,211
Pre Payments	-	15,595			15,595
Other current assets	12,331	365			12,695
Total current assets	1,363,906	987,717	(834,127)		1,517,496

Deposits	172,857		(150,333)	i	22,524
Property and equipment, net	1,257,340	22,020			1,279,360
Goodwill	268,431	47,790	958,805	e	1,275,026
Total assets	$3,062,535	$1,057,527	$(25,655)		$4,094,407

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$638,302	$225,291	39,000	f	902,593
Convertible Promissory Note payable - related parties, net	450,000		850,000	g	1,300,000
Notes payable - related parties	8,500				8,500
Notes payable	8,500				8,500
Other current liabilities	-	4,371			4,371
Retractable and redeemable preferred shares		690,738	(690,738)		-
Total liabilities	1,105,302	920,400	198,262		2,223,964

COMMITMENT & CONTINGENCY

STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 authorized par $0.001
Series B: 3,754,355 issued and outstanding at March 31, 2016 and June 30, 2015	3,755	96	(96)	h	3,755
Common stock, $0.001 par value; 900,000,000 shares authorized; 67,953,870 shares issued and outstanding at March 31, 2016 and at June 30, 2015	67,954				67,954
Additional paid-in capital	8,325,620				8,325,620
Accumulated other comprehensive income (loss)	(1,083)				(1,083)
Accumulated deficit	(6,439,012)	137,030	(223,820)	e,f	(6,525,802)
Total Stockholders' equity	1,957,233	137,126	(223,916)		1,870,443
Total liabilities and Stockholders' equity	$3,062,535	$1,057,527	$(25,655)		$4,094,407

CONCIERGE TECHNOLOGIES, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
For the nine months ended March 31, 2016

	Concierge Technologies	Brigadier Security Systems	Pro Forma Adjustments	Notes	Pro Forma Combined
Net revenue	$2,706,364	$2,566,448			$5,272,813
	-
Cost of revenue	1,937,876	831,049			2,768,925

Gross profit	768,488	1,735,399			2,503,888

Operating expense
General & administrative expense	840,843	1,571,476			2,412,319

Operating Income (Loss)	(72,355)	163,923			91,568

Other income (expense)
Other income (expense)	10,555	-			10,555
Interest income (expense)	385	232	(86,790)	e,f	(86,173)
Total other income (expense)	10,940	232			(75,618)

Net Income (Loss) before income taxes	(61,414)	164,155			15,950

Provision of income taxes	28,028	19,688			47,716

Net Income (Loss)	$(89,442)	$144,467			$(31,765)

Other Comprehensive Income (Loss)
Foreign currency translation gain (loss)	(1,083)				$(1,083)
Comprehensive Income (Loss)	$(90,525)	$144,467			$(32,848)

Weighted average shares of common stock *
Basic & Diluted	67,953,870				67,953,870
Diluted	67,953,870				67,953,870

Concierge Technologies, Inc. and Subsidiaries
Notes to Unaudited Pro-Forma Condensed
Combined Financial Statements

Note 1 – Description of the Transactions
On June 2, 2016, the Company completed a stock purchase agreement (the “Purchase Agreement”), dated as of May 27, 2016, with Brigadier Security Systems (2000) Ltd., a Canadian limited corporation in the business of alarm monitoring and installations, (“Brigadier”) and each of the shareholders of preferred and common stock of Brigadier (collectively, the “Sellers”), pursuant to which the Sellers agreed to sell, and the Company agreed to purchase (i) 10,000 Class B Shares of Brigadier, (ii) 597,218 Class F Shares of Brigadier, and (iii) 269,999 Class H shares of Brigadier (collectively, the “Shares”), which represents all the issued and outstanding preferred and common stock of Brigadier, in exchange for $1,733,000 Canadian Dollars (“CDN”) (the “Brigadier Transaction”), subject to certain adjustments as explained below and provided for in the Purchase Agreement. The Purchase Agreement and related agreements described below are collectively referred to herein as the “Brigadier Transaction Documents”.
The Brigadier Transaction closed on June 2, 2016 (the “Closing Date”). On the Closing Date, the Company paid $1,000,000 CDN against the delivery of the Shares to the Company. The remaining balance of $733,000 CDN (the “Remaining Balance”) shall be delivered to the Sellers on the 183rd day following the Closing Date if certain sales goals are achieved. If the sales goals are not achieved, then the Remaining Balance shall be delivered to the Sellers on the 365th day following the Closing Date. Furthermore, the purchase price for the Shares included $418,000 CDN in transferred net working capital (“TNWC”) which was adjusted to $977,333 CDN as of the Closing Date. Per the terms of the Purchase Agreement, a final TNWC calculation will be determined within 90 days from the Closing Date, and any surplus in the TNWC calculation shall be due and payable to Sellers (or refunded to the Company in the event of a deficit) within 120 days of the Closing Date. On August 8, 2016, the Company arrived at a final TNWC calculation of $710,723 CDN establishing the surplus amount to be paid to the sellers on or before September 30, 2016, of $292,723 CDN. The total purchase consideration to be paid in the Brigadier Transaction is $2,025,723 CDN (approximately US$1,550,633).
The Company financed the purchase by funding a series of convertible debentures totaling $1,300,000 in the aggregate as follows. The Company entered into a convertible promissory note with Wainwright Holdings, an affiliate of CEO Nicholas Gerber, in the amount of $450,000 on January 27, 2016. Under the terms of the note, interest accrues at the rate of 4% per annum on the unpaid principal amount. The total amount of principal and accrued interest may be converted to shares of common stock in the Company at the conversion rate of $.10 per share after 180 days have elapsed from the date of funding. On April 8, 2016, the Company entered into a convertible promissory note in the amount of $350,000 with Gerber Family Trust, an affiliate of CEO Nicholas Gerber, which accrues interest on the unpaid principal at the rate of 4%. The total amount of unpaid principal and accrued interest can be converted to shares of common stock of the Company after 180 days have elapsed from the date of funding at the conversion rate of $0.13 per share. On May 25, 2016 the Company entered into two convertible promissory notes in the amount of $250,000 each, and each accruing interest on the unpaid principal amount at the rate of 4% per annum. The first note was funded by Wainwright Holdings, an affiliate of CEO Nicholas Gerber, and the second note was funded by the Schoenberger Family Trust, an affiliate of director Scott Schoenberger. Each note may be converted to shares of common stock of the Company after 180 days have elapsed from the date of funding at the conversion rate of $.13 per share. Each of the above promissory notes matures and is due and payable on their respective 5th year anniversary date.
Note 2 – Basis of Presentation
The unaudited condensed combined pro forma financial statements for the fiscal year ended June 30, 2015, are based upon the previously filed pro forma financial statements with regards to the acquisition of Gourmet Foods Limited as of and for the year ended June 30, 2015, (incorporated herewith by reference to the Form 8-K/A filed by the Company on November 10, 2015) and the financial statements of Brigadier for the twelve month period ended July 31, 2015. The unaudited pro forma condensed combined financial information was prepared under United States Generally Accepted Accounting Principles (“GAAP”).
The acquisition is accounted for under the acquisition method of accounting in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 805, Business Combinations. Under the acquisition method of accounting, the total purchase price, calculated as described in Note 4 to these unaudited pro forma condensed combined financial statements, is allocated to the net tangible and intangible assets acquired and liabilities assumed of Brigadier based on their preliminarily estimated fair values with the excess recorded as pro forma goodwill. The Company believes the preliminarily estimated fair values assigned to the assets acquired and liabilities assumed are based on reasonable assumptions. The fair value estimates for the purchase consideration allocation may change if additional information becomes available.
The accounts of Brigadier use Canadian dollars as the functional currency. Revenues and expenses of operations are translated to U.S. dollars using average exchange rates while assets and liabilities are translated into U.S. Dollars using exchange rates at the balance sheet date. Other entries, such as the purchase price, were reflective of the actual dollars expended by the Company in order to complete the transaction.
Note 3 – Accounting Policies
Because Brigadier is located in Canada and adheres to local accounting customs and guidance, hence, there are differences in the accounting policies between the Company and Brigadier. In order to resolve these differences, the Company expended considerable effort to convert all accounting records to the standards required under US GAAP. Independent auditors were retained for Brigadier who performed an independent audit of the operations of Brigadier covering the periods between November 1, 2013, through October 31, 2015, and made such adjustments as necessary for the accounting records to conform to those of US GAAP. Independent auditors were also retained to review the operations of Brigadier for the six-month period ending April 30, 2016. It is these conforming financial statements of Brigadier that are used to construct the unaudited pro forma condensed combined financial statements.

Note 4 – Preliminary Purchase Price Allocation
The total consideration to be paid by the Company to purchase all of the issued and outstanding shares of Brigadier will be US$1,550,633 to be paid in cash. US$1,326,794 has been paid in cash, either to the sellers or into a trust account to be held for the sellers’ benefit, and US$223,839 remains pending the due date for adjustments of TNWC as contained in the Purchase Agreement and described in Note 1 above.
Under the acquisition method of accounting, the total purchase consideration is allocated to Brigadier net tangible and intangible assets acquired and liabilities assumed based on their estimated fair values as of the acquisition date. The excess of the purchase consideration over the fair value of assets acquired and liabilities assumed was allocated to pro forma goodwill. For purposes of presentation in the unaudited pro forma condensed combined financial information the following table summarizes the preliminary fair value estimate of the net assets acquired as of the acquisition date:
Assets
Cash	80,377
Trade and other receivables	443,414
Inventory	238,107
Prepaid expenses	8,165
Pro forma goodwill	1,006,595
Furniture, fixtures and equipment	20,451
Total Assets	1,797,109

Liabilities
Trade and other payables	183,692
Income tax, net	60,145
Customer deposits	2,639
Total Liabilities	246,476
Net Assets Acquired	1,550,633

Note 5 – Unaudited Pro Forma Adjustments
The pro forma adjustments are based on our preliminary estimates and assumptions that are subject to change. Pro forma adjustments are necessary to reflect the total purchase price of Brigadier.
Adjustments included under the column headings “Pro Forma Adjustments” represent the following:

a.
To reduce cash by the amount of the purchase price paid, $1,550,633, in the acquisition of Brigadier
b.
To reduce cash by $641,002 in order to reconcile with the cash acquired at the closing date
c.
To increase cash by $1,300,000 sourced from funding of convertible promissory notes that were required to consummate the Brigadier Transaction and to add the amount of cash, $80,377, acquired in the Brigadier Transaction
d.
To adjust cash to recognize payment of liabilities prior to closing, but after the balance sheet date, that is necessary to balance the amount of Transferred Net Working Capital realized per the Purchase Agreement as the excess of current assets over liabilities equaling approximately $710,723
e.
To recognize Pro forma goodwill as the excess of the purchase price over the fair value of the net assets being acquired in the Brigadier Transaction as shown in Note 4 to be $1,006,595 and to reduce the historical goodwill recorded in the accounts of Brigadier
f.
To record additional interest that would have accrued on the convertible promissory notes required to fund the Brigadier Transaction
g.
To record the liability associated with the convertible promissory notes that would be required to fund the purchase price for the acquisition of Brigadier
h.
Reflects the elimination of Brigadier capital stock in consolidation with the Company.
i.
To adjust the initial deposit paid towards the acquisition as it was included in the total purchase price paid at closing in a) above